Exhibit 10.13

FORM OF WINDY CITY INVESTMENTS HOLDINGS, L.L.C.

DEFERRED UNIT GRANT AGREEMENT

This Deferred Unit Grant Agreement (this “Agreement”) is made as of [            ], between Nuveen Investments, Inc., a Delaware corporation (the “Company”), and the undersigned below (“Executive”). Capitalized terms used but not otherwise defined herein or in the LLC Agreement (as amended from time to time and in accordance with the provisions thereof) shall have the meanings set forth in Section 9 hereof.

WHEREAS, the Company desires to grant the Executive the right to receive the number of deferred Class A Units indicated on the attached Exhibit A as an incentive to remain with the Company (the “Deferred Units”);

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, the Company and the Executive hereby agree as follows:

1.                                       Grant of Deferred Units. Subject to the terms of this Agreement, the Company hereby grants, effective as of the date hereof, to the Executive the number of Deferred Units indicated in Exhibit A, each of which represents the right to receive, subject to the terms of this Agreement, one Class A Unit with a Liquidation Value and all other terms and conditions equivalent to all then outstanding Class A Units.

2.                                       Accounts

(a)                                  Executive Accounts. The Company will establish a separate notional account (the “Deferred Unit Account”) for the Executive and will record in such account the aggregate number of Deferred Units granted to the Executive under this Agreement, the vesting of any Deferred Units, and any distributions made with respect to such Deferred Units as provided in Section 4.

(b)                                 Corporate Adjustments.

(i)                                     In the event that any distribution (in the form of Class A Units, other securities or other property), recapitalization, unit split, reverse unit split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, conversion of Holdings from a limited liability company to a corporation, change of control or exchange of Class A Units or other securities of Holdings, or other transaction or event involving Holdings or Class A Units (each a “Company Event”) affects the Deferred Units such that the Board determines an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under this Agreement, the Board shall equitably adjust any or all of the number of Class A Units or other securities (or number and kind of other securities or property) subject to the Deferred Units or take such other action as the Board determines to be appropriate to preserve the value, rights and benefit of any affected Deferred Units granted hereunder. Notwithstanding the foregoing, nothing herein shall be deemed to provide the Executive with any rights to an adjustment in respect of the Deferred Units in the event Holdings issues additional Units (as defined in the LLC Agreement), warrants, options or other rights to purchase or otherwise acquire Units in exchange for equivalent value (in cash, in kind or in services) as determined in the sole discretion of the Board.

(ii)                                  If Holdings enters into or is involved in any Company Event, the Board may, prior to such Company Event and effective upon such Company Event, take such action as it deems appropriate, including, but not limited to, replacing Deferred Units with substitute awards in respect of the Class A Units, other securities or other property of the surviving entity or any affiliate of the surviving entity on such terms and conditions, including without limitation, as to the number of securities or amount of property, pricing and value of such securities or property or otherwise, which shall substantially preserve the value, rights and benefits of any affected Deferred Units granted hereunder as of the date of the consummation of the Company Event.

(iii)                               Upon receipt by the Executive of any such substitute awards (or payment) as a result of any such Company Event, the Executive’s Deferred Units shall be thereupon cancelled without the need for obtaining the consent of the Executive.

3.                                       Vesting.

(a)                                  General. Each of the Deferred Units issued hereunder shall be subject to vesting as set forth in this Section 3. Deferred Units which have become vested pursuant to this Section 3 are referred to herein as “Vested Deferred Units,” and Deferred Units which have not become Vested Units are referred to herein as “Unvested Deferred Units.” Subject to the last sentence of this Section 3(a), the Deferred Units shall vest quarterly pro-rata beginning on the Restatement Date and ending on the fifth anniversary of the Restatement Date; provided that upon a Liquidity Event other than an IPO or a Special Liquidity Event (as such term is defined in the Executive’s Class B Unit Grant Agreement), all outstanding Deferred Units that are then Unvested Deferred Units shall become Vested Deferred Units on the same basis, at the same time and in the same proportion as the Executive’s Time Vested Units (as such term is defined in the Executive’s Class B Unit Grant Agreement) become vested under the Executive’s Class B Unit Grant Agreement. The number of Deferred Units that are Vested Deferred Units shall not increase after Executive ceases to be an employee of, or after termination of Executive’s services to, the Company or any of its Subsidiaries; provided, however, that in the event Executive ceases to be employed by, or to provide services to, the Company or any of its Subsidiaries due to Executive’s death or Disability, all of the Deferred Units which have not yet become Vested Deferred Units shall immediately vest and become Vested Deferred Units. If and to the extent that the Executive has satisfied his or her individual performance criteria as determined by the Board (or an appropriate committee thereof), previously established by the Company’s Chief Executive Officer and approved by the Board (or an appropriate committee thereof), full vesting of all unvested Deferred Units granted under this Agreement will be accelerated to the third anniversary of the Restatement Date.

(b)                            Cancellation of Deferred Units. If Executive’s employment with the Company and its Subsidiaries and the services Executive provides to the Company and all of its Subsidiaries terminate for any reason, all Unvested Deferred Units shall be automatically cancelled on the date of termination without any consideration paid therefor and without further action on the part of the Company or any holder of any of the Unvested Deferred Units.

4.                                  Cash Distribution Rights. The Executive shall be entitled to receive all cash distributions paid with respect to the Class A Units credited to his or her Deferred Unit Account, provided that any such distribution credited to the Executive’s Deferred Unit Account by the Company on behalf of the Executive shall be paid (by the Company or by Windy Holdings) only at the time the underlying Deferred Unit is settled pursuant to Section 5 and only if such Deferred Unit is a Vested Deferred Unit on the Settlement Date (as defined below). Any such cash distributions shall be notionally invested in accounts or other programs to be offered by the Board at its reasonable discretion. For the sake of clarity, the Executive shall forfeit any distributions related to Unvested Deferred Units upon any forfeiture of such Unvested Deferred Unit.

5.                                  Settlement

(a)                             General. Upon the earliest to occur (the “Settlement Date”) of (i) a Liquidity Event other than an IPO which also constitutes a change in control event within the meaning of Code § 409A(a)(2)(A)(v) and the regulations promulgated thereunder, (ii) the date that is 30 days following Executive’s Separation from Service with the Company (or, if Code § 409A(a)(2)(B)(i) applies to the Company and the Executive is a Key Employee immediately prior to such termination, the date that is six months following such termination) and (iii) February 15, 2013, the Executive shall, subject to Section 2(b)(i), receive a distribution of the amounts credited to the Executive’s Deferred Unit Account, including all distributions credited to the Executive’s Deferred Unit Account pursuant to Section 4 with respect to such Deferred Units. On or before any Settlement Date, the Executive shall become a party to the LLC Agreement, the Registration Agreement, the Unitholders Agreement and a Class A Unit Purchase Agreement (or equivalent agreement with respect to other securities or property, if applicable) (the “Unit Purchase Agreements”) in form and substance reasonably consistent with such agreements in effect on or about the date hereof. Except as set forth herein, all distributions hereunder shall be made in kind with respect to securities and other property credited to an Executive’s Deferred Unit Account.

(b)                            Cash in Lieu of Property. Notwithstanding any other provision of this Agreement, if the Settlement Date is by reason of Section 5(a)(ii) (a Separation from Service) then in lieu of delivering Class A Units or other securities or property credited to the Executive’s Deferred Unit Account in respect of all or a portion of the Deferred Units, the Company may deliver to the Executive an amount of cash equal to the Liquidation Value of such Class A Units or the Fair Market Value of such other securities or property.

(c)                             Settlement in Stock of Windy Holdings. Notwithstanding any other provision of this Agreement, in lieu of delivering Class A Units or other securities or property credited to the Executive’s Deferred Unit Account (other than cash distributions pursuant to Section 4) in respect of all or a portion of the Vested Deferred Units, the Company or Windy Holdings may deliver shares of stock of Windy Holdings having a Fair Market Value equal to the Liquidation Value of such Class A Units or the Fair Market value of such other securities or property as of the date that such shares, securities or property would otherwise be delivered. If a distribution is made in the form of stock of Windy Holdings (or any replacement equity) and if Holdings exists at the time of such distribution, the Company may, in its sole discretion, require the Participant to agree to exchange such Windy Holdings stock (or replacement equity) after the distribution for Units or nonvoting equity interests of Holdings (or replacement equity) in an amount of Class A Units (or replacement equity) with a Liquidation Value equal to the Fair Market Value of Windy Holdings Stock (or replacement equity) so exchanged.

(d)                                 Withholding. Except as provided in Section 5(e), Executive shall be required to remit in cash to the Company all required withholding amounts associated with settlement of the Deferred Units, as determined by the Company in its reasonable discretion. Subject to applicable law, Executive agrees that the Company may satisfy withholding obligations from any source of funds available to the Company and otherwise payable to Executive, including salary or bonus payments.

(e)                                  Notwithstanding Section 5(d) and subject to the procedures specified by the Company from time to time, the Executive may satisfy all or part of the tax withholding obligations in connection with a Deferred Unit or the settlement thereof by (a) having the Company withhold Class A Units or other securities or property credited to the Executive’s Deferred Unit Account otherwise deliverable pursuant to Section 5 with a Liquidation Value or Fair Market Value, as the case may be, equal to the Company’s minimum statutory withholding requirements, or (b) having the Executive deliver to the Company already-owned Class A Units having a Liquidation Value equal to the amount required to be withheld, provided such Class A Units shall have been held by the Executive for at least six months; and provided further that this Section 5(e) shall not apply to Executive if the Settlement Date is a Separation from Service that occurs on account of either a resignation by the Executive without Good Reason or a termination of Executive by the Company and its Subsidiaries for Cause, and provided, further, that this Section 5(e) shall not apply if, and to the extent that, the Board determines that its application poses a material risk of jeopardizing the Company’s or its Subsidiaries’ proper capitalization, liquidity, ability to satisfy its then existing or anticipated capital requirements or compliance with applicable covenants in its credit or finance agreements.

6.                                       Administration.

(a)                                  Authority of the Board. The Board shall have all powers and discretion necessary or appropriate to administer this Agreement and to control its operation, including, but not limited to, the power to (i) interpret and construe this Agreement, (ii) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of this Agreement, (iii) interpret, amend or revoke any such procedures or rules, (iv) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in this Agreement, and (v) make all other decisions and determinations that may be required pursuant to this Agreement or as the Board deems necessary or advisable to administer this Agreement provided that such actions will be taken in a manner reasonably consistent with the terms of this Agreement.

(b)                                 Actions of the Board. The actions of the Board shall be taken in accordance with the terms and conditions of the LLC Agreement. The Board’s determinations need not be uniform with respect to all holders of Deferred Units, and may be made selectively among holders of Deferred Units, whether or not such holders of Deferred Units are similarly situated; provided that such actions will be taken in a manner reasonably consistent with the terms of this Agreement.

(c)                                  Delegation by the Board. The Board in its sole discretion and on such terms and conditions as it may provide in accordance with the LLC Agreement may delegate all or any part of its authority and powers under this Agreement in accordance with the terms and conditions of the LLC Agreement.

7.                                       Executive’s Representations and Warranties. In connection with the purchase and sale of the Deferred Units and the settlement of Deferred Units hereunder, Executive hereby represents and warrants to the Company that:

(a)                                  Executive’s Investment Representations. Executive is acquiring the Deferred Units to be acquired by him, her or it hereunder for his, her or its own account with the present intention of holding such securities for investment purposes and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. Executive acknowledges that the Deferred Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Deferred Units will be issued to Executive in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on Executive’s representations and agreements contained herein and in the LLC Agreement.

(b)                                 No Conflict. The execution, delivery and performance by Executive of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any Legal Requirements applicable to Executive or (ii) any contract to which Executive is a party or by which Executive or any of its properties or assets may be bound or affected.

(c)                                  Other Representations and Warranties of Executive.

(i)                                     Executive is an officer or employee of the Company or one of its Subsidiaries;

(ii)                                  Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Deferred Units to be acquired by him, her or it hereunder and has had full access to such other information concerning the Company (including access to the Company’s Certificate, the LLC Agreement, the Registration Agreement, the Unitholders Agreement, and an offering summary (including exhibits thereto)) as Executive may have requested in making his, her or its decision to invest in the Deferred Units being issued hereunder;

(iii)                               Executive is an “accredited investor” as defined in Rule 501(a) under the Securities Act and/or has, by reason of his or her business and financial experience and the business and financial experience of those retained by him or her such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of holding the Deferred Units such that Executive is sophisticated as contemplated by Rule 506(b)(2)(ii) under the Securities Act;

(iv)                              Executive acknowledges that the Class A Units that may be issued in settlement of the Deferred Units will be subject to the restrictions contained in the LLC

Agreement, the Registration Agreement and the Unitholders Agreement, and Executive has received and reviewed a copy of the LLC Agreement, the Registration Agreement and the Unitholders Agreement;

(v)                                 Executive will not sell or otherwise transfer the Class A Units that may be issued upon settlement of any Deferred Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any transfer of the Class A Units that may be issued upon settlement of any Deferred Units by Executive or subsequent holders of the Class A Units that may be issued upon settlement of any Deferred Units will be in compliance with the provisions of this Agreement;

(vi)                              Executive acknowledges that any certificate representing the Class A Units that may be issued in settlement of the Deferred Units shall include such legend(s) as the Company determine are necessary or advisable regarding any restrictions contained in this Agreement, the LLC Agreement, the Registration Agreement, the Unitholders Agreement, or any other agreement with respect to which Executive is a party or is bound;

(vii)                           Executive has all requisite legal capacity and authority and all material authorizations necessary to carry out the transactions contemplated by this Agreement, the LLC Agreement, and the Unitholders Agreement; and the execution, delivery and performance of this Agreement, the LLC Agreement, the Unitholders Agreement and all other agreements contemplated hereby and thereby to which Executive is a party have been duly authorized by Executive;

(viii)                        Executive has relied on the advice of, or has consulted with, only his, her or its own legal, financial and tax advisors and the determination of Executive to acquire the Deferred Units pursuant to this Agreement has been made by Executive independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Person (including all Persons acquiring Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a Unitholder of the Company; and

(ix)                                Executive is not acquiring the Deferred Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any public seminar or meeting, or any solicitation of a subscription by a Person not previously known to Executive in connection with investments in securities generally.

(d)                                 Additional Acknowledgements. As an inducement to the Company to issue the Deferred Units to Executive and as a condition thereto, Executive hereby acknowledges and agrees that:

(i)                                     Neither the issuance of the Deferred Units to Executive nor any provision contained in this Agreement, the LLC Agreement, the Registration Agreement, or the Unitholders Agreement shall entitle Executive to remain in the employment of the Company and/or any of its Subsidiaries or affect the right of the Company and/or any of its Subsidiaries to terminate Executive’s employment at any time; and

(ii)                                  Except as expressly set forth in the LLC Agreement, the Registration Agreement, the Unitholders Agreement or as required by applicable law, the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries.

8.                                       Compensatory Arrangements; Rule 701 Exemption. The Company and Executive hereby acknowledge and agree that this Agreement has been executed and delivered, and the Deferred Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and any of its Subsidiaries and Executive. Each of the Deferred Units granted hereunder is intended to qualify for an exemption from the registration requirements under the Securities Act, pursuant to Rule 701 (the “Exemption”) and under similar exemptions under applicable state securities laws. In the event that any provision of this Agreement would cause the Deferred Units granted hereunder to not qualify for the Exemption or any other applicable exemption from registration under the Securities Act, Executive and the Company agree that this Agreement shall be deemed automatically amended to the extent necessary to cause the Deferred Units to qualify for the Exemption.

9.                                       Definitions.

(a)                                  For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” has the meaning given such term in the LLC Agreement.

“Board” means the Board of Managers of Holdings.

“Cause” has the meaning given such term in the Executive’s Class B Unit Grant Agreement.

“Class A Units” has the meaning given such term in the LLC Agreement.

“Class B Unit Grant Agreement” means Executive’s Class B Unit Grant Agreement, dated December 14, 2007, by and between the Executive and Holdings.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given such term in the preamble.

“Disability” has the meaning given such term in the Executive’s Class B Unit Grant Agreement.

“Fair Market Value” has the meaning given such term in the LLC Agreement.

“Good Reason” has the meaning given such term in the Executive’s Class B Unit Grant Agreement.

“Holdings” means Windy City Investments Holdings, L.L.C., a Delaware limited liability company.

“Key Employee” means a “key employee” as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof.

“Legal Requirement” means any law, treaty, statute, code, ordinance, decree, administrative order, constitution, permit, directive, policy, standard, rule, building, zoning, subdivision, health and safety and other land use laws, regulation, or requirement of any government entity and all judicial, quasi-judicial, administrative, quasi-administrative and arbitral judgments, orders (including injunctions) decisions or awards of any government entity, including general principles of common law, civil law and equity, in each case having the force of law and binding on Executive, any property or his assets.

“Liquidation Value” has the meaning given such term in the LLC Agreement.

“Liquidity Event” has the meaning given such term in the LLC Agreement.

“LLC Agreement” means Holding’s Amended and Restated Limited Liability Company Agreement (as the same may be amended supplemented or otherwise modified from time to time in accordance with its terms.)

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, governmental entity or department, agency or political subdivision thereof.

“Permitted Transferee” has the meaning given such term in the LLC Agreement.

“Restatement Date” means November 13, 2007.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute, and any rules or regulations promulgated thereunder.

“Separation Date” means the date on which Executive ceases to be employed by or otherwise provide services to the Company and its Subsidiaries due to a Separation from Service.

“Separation from Service” means a “separation from service” under Code § 409A(a)(2)(A)(i) and the regulations promulgated thereunder.

“Settlement Date” has the meaning given such term in Section 5.

“Subsidiary” has the meaning given such term in the LLC Agreement.

“Transfer” has the meaning given such term in the LLC Agreement.

“Unitholders Agreement” means that certain Unitholders Agreement, dated as of the date hereof, as amended from time to time, between Holdings and certain of its unitholders.

“Windy Holdings” means Windy City Investments, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings.

10.                                 Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

Nuveen Investments, Inc.
333 West Wacker Drive
33rd Floor
Chicago, IL 60606
Facsimile: (312) 917-7952
Telephone: (312) 917-7955
Electronic mail: jmaccarthy@nuveen.com
Attention:	General Counsel

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners
Three First National Plaza
38th Floor
Chicago, Illinois 60602
Facsimile: (312) 895-1056
Telephone: (312) 895-1000
Electronic mail: mtresnowski@MDCP.com
Attention:	General Counsel

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile: (312) 861-2200
Telephone: (312) 861-2000
Electronic mail: rporter@kirkland.com
Attention:	Richard W. Porter, P.C.
Scott D. Price

Notices to Executive:

At the Executive’s address provided on the signature page hereto.

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP
227 West Monroe Street, Suite 4400
Chicago, IL 60606
Facsimile: (312) 984-7700
Telephone: (312) 984-2121
Electronic mail: mharris@mwe.com
Attention:	Mark A. Harris

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

11.                               General Provisions

(a)                                  No Rights as Unitholder.  Except to the limited extent provided in Section 4, no Executive (nor any beneficiary) shall have any of the rights or privileges of a unitholder or member of Holdings with respect to any Deferred Units (or settlement thereof), unless and until certificates representing Class A Units in settlement of Deferred Units shall have been issued and recorded on the records of Holdings or its transfer agents or registrars.

(b)                                 No Corporate Action Restriction.  The existence of this Agreement and/or the Deferred Units granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the unitholders or shareholders of Holdings or the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in Holdings’ or the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Holdings, Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting Holdings’, the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of Holdings, the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of Holdings’, the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other similar act or proceeding by Holdings, the Company or any Subsidiary or Affiliate. No Executive, beneficiary or any other person claiming through the Executive shall have any claim against the Board, Holdings, the Company or any Subsidiary or Affiliate, or any employees, officers, unitholders, shareholders or agents of Holdings, the Company or any Subsidiary or Affiliate, solely as a result of any such action.

(c)                                  Restrictions on Transfers; Transfers in Violation of Agreement.  The Deferred Units are not transferable, in whole or in part, and they may not, directly or indirectly, be Transferred or otherwise disposed of or encumbered (including, but not limited to, by gift or otherwise) other than by will or by the laws of descent and distribution to the estate of the

Investor upon the Investor’s death. Any Transfer or attempted Transfer of any Deferred Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Deferred Units as the owner of such Deferred Units for any purpose.

(d)                                 Irrevocability: Binding Effect on Successors and Assigns.  Executive hereby acknowledges and agrees that, except as provided under applicable federal state, or foreign securities laws, that Executive is not entitled to cancel, terminate or revoke this Agreement, the LLC Agreement, the Unitholders Agreement or any agreements of Executive hereunder, and that this Agreement, the LLC Agreement, the Unitholders Agreement and such other agreements shall survive the death or disability of Executive and the merger, consolidation or other reorganization of the Company and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If Executive is more than one person, the obligations of Executive hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives, and assigns (including subsequent holders of Deferred Units). The agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Company and its successors and assigns (including the surviving corporation to any merger or other reorganization of the Company).

(e)                                  Survival of Covenants, Representations and Warranties.  All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, the LLC Agreement, and the Unitholders Agreement and the consummation of the transactions contemplated hereby and thereby.

(f)                                    Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)                                 Complete Agreement.  This Agreement, the LLC Agreement, the Unitholders Agreement, the Registration Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(h)                                 Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i)                                     Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(J)                                   No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

(K)                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(L)                                 WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(m)                               Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(n)                                 Amendment and Waiver.  Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Executive and the Board (on behalf of the Company and the Investor Members); provided that any provision of this Agreement may be amended with the approval of the Executives holding a majority of the outstanding Deferred Units to the extent that the such amendment does not disproportionately and adversely affect the rights of an Executive (or group of Executives) as compared to other Executives (or group of Executives).

(o)                            Community Property. If, as of the date hereof, Executive is lawfully married and Executive’s address or the permanent residence of Executive’s spouse is located in a community property jurisdiction, Executive’s spouse shall execute and deliver to the Company on the date hereof the Consent in the form of Exhibit B attached hereto.

(p)                            Third-Party Beneficiary. The Company and Executive acknowledge that each Investor Member is a third-party beneficiary under this Agreement and that the Investor Members can enforce the provisions of this Agreement intended for the Investor Members’ benefit.

(q)                                 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Permitted Transferees to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above named courts in any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Deferred Unit Grant Agreement on the date first written above.

NUVEEN INVESTMENTS, INC.

By:
Name:
Its:

[Executive]

Signature Page to Deferred Unit Grant Agreement

EXHIBIT A

Number of Deferred Units Granted

The number of Deferred Units hereby granted under this Agreement is as follows:

Grantee:

Number of Deferred Units:

1

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Deferred Unit Grant Agreement executed by Executive as of the date hereof and that I understand its contents. I am aware that the foregoing Deferred Unit Grant Agreement imposes restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by this Agreement.

Date :

Spouse’s Name :

Date :

Witness’ Name:

2